EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT
                              (AS OF JUNE 30, 1998)



                                                 STATE OR JURISDICTION
NAME                                             OF INCORPORATION

The German American Bank                             Indiana
GAB Mortgage Corp                                    Indiana
German American Holdings Corporation                 Indiana
Citizens State Bank                                  Indiana
First State Bank, Southwest Indiana                  Indiana
Peoples National Bank                                United States of America
Peoples Investment Center, Inc.                      Indiana